UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
SGX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-1523147
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

10505 Roselle Street	92121
San Diego, California	(Zip Code)
(Address of Principal Executive Offices)
2005 Equity Incentive Plan
2005 Employee Stock Purchase Plan
2005 Non-Employee Directors’ Stock Option Plan
(Full title of the plans)
Michael Grey
President and CEO
SGX Pharmaceuticals, Inc.
10505 Roselle Street
San Diego, CA 92121
(Name and address of agent for services)
(858) 558-4850
(Telephone number, including area code, of agent for service)
Copies to:

Annette North, Esq.	Frederick T. Muto, Esq.
General Counsel and	J. Patrick Loofbourrow, Esq.
Corporate Secretary	Cooley Godward Kronish LLP
SGX Pharmaceuticals, Inc.	4401 Eastgate Mall
10505 Roselle Street	San Diego, CA 92121
San Diego, CA 92121	(858) 550-6000
(858) 558-4850
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed Maximum
Title of Each Class of Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock issuable under the 2005 Equity Incentive Plan (par value $0.001 per share)	500,000 shares(3)	$1.355	$677,500	$26.63
Common Stock issuable under the 2005 Employee Stock Purchase Plan (par value $0.001 per share)	150,000 shares(4)	$1.355	$203,250	$ 7.98
Common Stock issuable under the 2005 Non-Employee Directors’ Stock Option Plan (par value $0.001) per share	62,500 (5)	$1.355	$ 84,688	$ 3.33
Total	712,500 shares	N/A	$965,438	$37.94

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8
(“ Registration Statement ”) also registers any additional shares of the Registrant’s common stock, par value $0.001 per share (the “ Common Stock ”), as may become issuable under the plans as a result of any stock split, stock dividend, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on May 21, 2008, as reported on the Nasdaq Global Market.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2005 Equity Incentive Plan (the “ 2005 EIP ”) on January 1, 2008 pursuant to an “evergreen” provision contained in the 2005 EIP. Pursuant to such provision, on January 1st of each year commencing in 2007 and ending on (and including) January 1, 2015, the number of shares authorized for issuance under the 2005 EIP is automatically increased by a number equal to the lesser of (i) three and one half percent (3 1/2%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year (rounded up to the nearest whole share), (ii) 500,000 shares of Common Stock or (iii) an amount determined by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2005 Employee Stock Purchase Plan (the “ 2005 ESPP ”) on January 1, 2008 pursuant to an “evergreen” provision contained in the 2005 ESPP. Pursuant to such provision, on the first day of the Registrant’s fiscal year beginning in 2007 and ending in (and including) 2015, the number of shares authorized for issuance under the 2005 ESPP is automatically increased by a number equal to the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding year (rounded to the nearest whole share), (ii) 150,000 shares of Common Stock, or (iii) an amount determined by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.

(5)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) on January 1, 2008 pursuant to an “evergreen” provision contained in the Directors’ Plan. Pursuant to such provision, on the first day of the Registrant’s fiscal year beginning in 2007 and ending in (and including) 2015, the number of shares authorized for issuance under the Directors’ Plan is automatically increased by a number equal to the lesser of (i) the aggregate number of shares of Common Stock subject to options granted under the Directors’ Plan as initial grants and annual grants during the immediately preceding fiscal year, or (ii) an amount determined by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8 NO. 333-131428
     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2005 EIP, the 2005 ESPP and the Directors’ Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 1, 2006 (File No. 333-131428). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above (File No. 333-131428).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 NO. 333-131428
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXHIBITS

Exhibit
Number	Description

4.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

4.2(2)	Form of Registrant’s Amended and Restated Bylaws.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(3)	2005 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

99.2(4)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Executive Officers under the Registrant’s 2005 Equity Incentive Plan.

99.3(3)	2005 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.4(5)	2005 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-128059) filed with the Commission on September 2, 2005, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K (File No.000-51745) for the year ended December 31, 2006 filed with the Commission on March 30, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 33-128059) filed with the Commission on January 4, 2006, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-51745) for the year ended December 31, 2005 filed with the Commission on March 31, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-51745) filed with the Commission on August 14, 2007, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 27, 2008.

SGX PHARMACEUTICALS, INC.
By:	/s/ Michael Grey
Michael Grey
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints TODD MYERS and MICHAEL GREY, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Grey Michael Grey	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	May 27, 2008

/s/ Todd Myers Todd Myers, C.P.A.	Chief Financial Officer (Principal Financial and Accounting Officer)	May 27, 2008

/s/ Christopher S. Henney Christopher S. Henney, Ph.D., D.Sc.	Chairman of the Board of Directors	May 27, 2008

/s/ Louis C. Bock Louis C. Bock	Member of the Board of Directors	May 27, 2008

/s/ Karin Eastham Karin Eastham, C.P.A.	Member of the Board of Directors	May 27, 2008

Jean-Francois Formela, M.D.	Member of the Board of Directors	May 27, 2008

/s/ Joseph Turner Joseph Turner	Member of the Board of Directors	May 27, 2008

EXHIBIT INDEX

Exhibit
Number	Description

4.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

4.2(2)	Form of Registrant’s Amended and Restated Bylaws.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(3)	2005 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

99.2(4)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Executive Officers under the Registrant’s 2005 Equity Incentive Plan.

99.3(3)	2005 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.4(5)	2005 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-128059) filed with the Commission on September 2, 2005, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-51745) for the year ended December 31, 2006 filed with the Commission on March 30, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 33-128059) filed with the Commission on January 4, 2006, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-51745) for the year ended December 31, 2005 filed with the Commission on March 31, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-51745) filed with the Commission on August 14, 2007, and incorporated herein by reference.